                            RICHARDS, LAYTON & FINGER, P.A.
                               A Professional Association
                                   One Rodney Square
                                 920 North King Street
                               Wilmington, Delaware 19801
                                     (302) 651-7700
                                   Fax (302) 651-7701
                                      www.rlf.com

                                     August 8, 2006

To Each of the Persons Listed
  on Schedule A Attached Hereto

               Re:    SCE Trust I, SCE Trust II and SCE Trust III

Ladies and Gentlemen:

               We have acted as special Delaware counsel for Southern  California Edison
Company,  a California  corporation (the "Company"),  SCE Trust I, a Delaware  statutory trust ("Trust I"), SCE Trust II, a Delaware  statutory  trust ("Trust II") and SCE Trust
III, a Delaware  statutory  trust  ("Trust III" and together  with Trust I and Trust II, the "Trusts") in connection  with the matters set forth  herein.  At your request,  this opinion is being furnished to you.

               For  purposes  of  giving  the  opinions   hereinafter  set  forth,   our
examination  of documents has been limited to the  examination of originals or copies of the following:

(a)     The  Certificate of Trust of Trust I, dated August 22, 2000 (the "Original Trust
I  Certificate"),  as filed in the  office  of the  Secretary  of State of the  State of
Delaware (the "Secretary of State") on August 22, 2000;

(b)     The Trust  Agreement of Trust I, dated as of August 22, 2000,  among the Company and the  trustees  of  Trust I named  therein,  as  amended  by the  Amendment  to Trust
Agreement  relating  thereto,  dated as of December  8, 2004,  among the Company and the trustees of Trust I named  therein,  as further  amended by the Removal and  Appointment of Trustees of Trust I, dated as of August 2, 2006,  among the Company and the  trustees of Trust I named therein;

(c)     The Certificate of Amendment  Pursuant to 3807(e) of the Delaware Business Trust
Act,  relating to Trust I, as filed in the office of the  Secretary  of State on July 9,
2001  (together   with  the  Original   Trust  I  Certificate,   the  "Amended  Trust  I
Certificate");

To Each of the Persons Listed
  on Schedule A Attached Hereto
August 8, 2006

(d)     The  Certificate  of Amendment to  Certificate  of Trust of Trust I, dated as of
August  2,  2006,  as filed in the  office of the  Secretary  of State on August 2, 2006
(together with the Amended Trust I Certificate, the "Trust I Certificate");

(e)     The  Certificate  of Trust of Trust II,  dated  August 22,  2000 (the  "Original
Trust II  Certificate"),  as filed in the office of the Secretary of State on August 22,
2000;

(f)     The Trust Agreement of Trust II, dated as of August 22, 2000,  among the Company and the  trustees  of Trust II named  therein,  as  amended  by the  Amendment  to Trust
Agreement  relating  thereto,  dated as of December  8, 2004,  among the Company and the trustees of Trust II named therein,  as further  amended by the Removal and  Appointment of  Trustees  of Trust II,  dated as of  August  2,  2006,  among  the  Company  and the trustees of Trust II named therein;

(g)     The Certificate of Amendment  Pursuant to 3807(e) of the Delaware Business Trust
Act,  relating to Trust II, as filed in the office of the  Secretary of State on July 9,
2001  (together  with  the  Original  Trust  II  Certificate,   the  "Amended  Trust  II
Certificate");

(h)     The  Certificate  of Amendment to  Certificate of Trust of Trust II, dated as of
August  2,  2006,  as filed in the  office of the  Secretary  of State on August 2, 2006
(together with the Amended Trust II Certificate, the "Trust II Certificate");

(i)     The  Certificate  of Trust of Trust III, dated December 8, 2004, as filed in the office of the Secretary of State on December 8, 2004, as amended by the  Certificate  of
Amendment to  Certificate  of Trust of Trust III,  dated as of August 2, 2006,  as filed in the office of the  Secretary  of State on August 2, 2006 (as so  amended,  the "Trust
III Certificate");

(j)     The Trust  Agreement  of Trust III,  dated as of  December  8,  2004,  among the
Company  and the  trustees  of Trust III named  therein,  as amended by the  Removal and
Appointment  of  Trustees  of Trust III,  dated as of August 2, 2006,  among the Company and the trustees of Trust III named therein;

(k)     A form  of  Amended  and  Restated  Trust  Agreement  for  each  of  the  Trusts
(including  Exhibits  A, B and D thereto)  relating  to the  purchase of a series of the
Company's  subordinated  debt  securities by the respective  Trusts (a "Trust  Agreement
Relating to Subordinated Debt  Securities"),  to be entered into among the Company,  the trustees of the respective Trust named therein, and the holders, from time to time, of

To Each of the Persons Listed
  on Schedule A Attached Hereto
August 8, 2006

undivided  beneficial  interests in the assets of the respective  Trust,  attached as an exhibit to the Registration Statement (as defined below);

(l)     A form  of  Amended  and  Restated  Trust  Agreement  for  each  of  the  Trusts
(including  Exhibits  A, B and D thereto)  relating  to the  purchase of a series of the
Company's  preferred  stock by the  respective  Trusts (a "Trust  Agreement  Relating to
Preferred  Stock"),  to  be  entered  into  among  the  Company,  the  trustees  of  the respective  Trust  named  therein,  and the  holders,  from time to time,  of  undivided beneficial  interests in the assets of the respective  Trust,  attached as an exhibit to the Registration Statement;

(m)     The  Registration   Statement  on  Form  S-3  (the  "Registration   Statement"),
including a prospectus  (the  "Prospectus"),  relating to the  preferred  securities  of
Trust I, representing  undivided  beneficial interests in the assets of Trust I (each, a
"Trust I Preferred Security" and collectively,  the "Trust I Preferred Securities"), the preferred  securities of Trust II, representing  undivided  beneficial  interests in the assets of Trust II (each, a "Trust II Preferred  Security" and collectively,  the "Trust
II Preferred  Securities"),  and the  preferred  securities  of Trust III,  representing undivided  beneficial  interests  in the  assets  of  Trust  III  (each,  a  "Trust  III
Preferred  Security"  and  collectively,  the  "Trust  III  Preferred  Securities"),  as
proposed  to be  filed  by the  Company,  Trust  I,  Trust  II and  Trust  III  with the
Securities and Exchange Commission on or about August 8, 2006;

(n)     A Certificate  of Good Standing for Trust I obtained from the Secretary of State on August 7, 2006;

(o)     A  Certificate  of Good  Standing  for Trust II obtained  from the  Secretary of
State on August 7, 2006; and

(p)     A  Certificate  of Good  Standing for Trust III obtained  from the  Secretary of
State on August 7, 2006.

               Trust I, Trust II and Trust III are  sometimes  individually  referred to herein as a "Trust." The Trust I  Certificate,  the Trust II  Certificate  and the Trust
III Certificate are collectively referred to as the "Certificates."

For  purposes  of  this  opinion, we  have  not  reviewed  any  documents other than the documents  listed  in  paragraphs  (a)  through  (p) above.  In  particular, we have not reviewed  any  document  (other  than the documents listed in paragraphs (a) through (p)
above)  that is  referred to in or incorporated by reference into the documents reviewed by us.  We  have  assumed  that  there  exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no

To Each of the Persons Listed
  on Schedule A Attached Hereto
August 8, 2006

independent  factual  investigation  of our own but rather have  relied  solely upon the
foregoing  documents,   the  statements  and  information  set  forth  therein  and  the additional  matters recited or assumed herein,  all of which we have assumed to be true, complete and accurate in all material respects.

               With  respect to all  documents  examined by us, we have  assumed (i) the authenticity  of  all  documents  submitted  to  us as  authentic  originals,  (ii)  the conformity with the originals of all documents  submitted to us as copies or forms,  and
(iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the governing instrument of
Trust I is either a duly completed Trust Agreement Relating to Subordinated Debt
Securities or a duly completed Trust Agreement Relating to Preferred Stock (in either case, the "Relevant Trust I Agreement"), (ii) that the governing instrument of Trust
II is either a duly completed Trust Agreement Relating to Subordinated Debt Securities
or a duly completed Trust Agreement Relating to Preferred Stock (in either case, the
"Relevant Trust II Agreement"), and (iii) that the governing instrument of Trust III is either a duly completed Trust Agreement Relating to Subordinated Debt Securities or
a duly completed Trust Agreement Relating to Preferred Stock (in either case, the
"Relevant Trust III Agreement"), (iv) that the Relevant Trust I Agreement, the
Relevant Trust II Agreement, the Relevant Trust III Agreement and each Certificate is in full force and effect and has not been amended, (v) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (vi) the legal capacity of each natural person is a signatory to the documents examined by us, (vii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (ix) the receipt by each person or entity to whom a Trust I Preferred Security is to be issued by Trust I
(collectively, the "Trust I Preferred Security Holders") of a Preferred Securities
Certificate (as defined in the Relevant Trust I Agreement) for the Trust I Preferred
Security and the payment for the Trust I Preferred Security acquired by it, in accordance with the Relevant Trust I Agreement and the Registration Statement, (x) the
receipt by each person or entity to whom a Trust II Preferred Security is to be issued by Trust II (collectively, the "Trust II Preferred Security Holders") of a Preferred
Securities Certificate (as defined in the Relevant Trust II Agreement) for the Trust
II Preferred Security and the payment for the Trust II Preferred Security acquired by it, in accordance with the Relevant Trust II Agreement and the Registration Statement,
(xi) the receipt by

To Each of the Persons Listed
  on Schedule A Attached Hereto
August 8, 2006

each  person or entity to whom a Trust III  Preferred  Security is to be issued by Trust
III  (collectively,   the  "Trust  III  Preferred  Security  Holders")  of  a  Preferred
Securities  Certificate  (as defined in the Relevant  Trust III Agreement) for the Trust
III  Preferred  Security and the payment for the Trust III Preferred  Security  acquired by it,  in  accordance  with the  Relevant  Trust  III  Agreement  and the  Registration
Statement,  (xii)  that the Trust I  Preferred  Securities  are  issued  and sold to the
Trust I Preferred  Security  Holders in accordance  with the Relevant  Trust I Agreement and the  Registration  Statement,  (xiii)  that the Trust II  Preferred  Securities  are issued  and sold to the Trust II  Preferred  Security  Holders  in  accordance  with the
Relevant  Trust II Agreement and the  Registration  Statement,  and (xiv) that the Trust
III  Preferred  Securities  are  issued  and sold to the  Trust III  Preferred  Security
Holders  in  accordance  with the  Relevant  Trust III  Agreement  and the  Registration
Statement.  We have not  participated in the preparation of the  Registration  Statement and assume no responsibility for its contents.

               This  opinion is limited to the laws of the State of Delaware  (excluding the  securities  laws of the State of Delaware),  and we have not considered and express no opinion on the laws of any other  jurisdiction,  including federal laws and rules and regulations  relating  thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

               Based upon the foregoing,  and upon our  examination of such questions of law  and  statutes  of  the  State  of  Delaware  as we  have  considered  necessary  or
appropriate,   and  subject  to  the   assumptions,   qualifications,   limitations  and
exceptions set forth herein, we are of the opinion that:

1.      Trust I has been duly  created  and is validly  existing  in good  standing as a statutory  trust under the  Delaware  Statutory  Trust Act (12 Del. C.ss.3801,  et seq.)
(the  "Statutory  Trust Act").  Trust II has been duly  created and is validly  existing in good  standing as a  statutory  trust under the  Statutory  Trust Act.  Trust III has been duly created and is validly  existing in good  standing as a statutory  trust under the Statutory Trust Act.

2.      The Trust I  Preferred  Securities  will  represent  valid  and,  subject to the qualifications  set forth in paragraph 3 below,  fully paid and nonassessable  undivided beneficial  interests in the assets of Trust I. The Trust II Preferred  Securities  will represent  valid and,  subject to the  qualifications  set forth in  paragraph  3 below, fully  paid and  nonassessable  undivided  beneficial  interests  in the assets of Trust
II.  The Trust III  Preferred  Securities  will  represent  valid  and,  subject  to the qualifications  set forth in paragraph 3 below,  fully paid and nonassessable  undivided beneficial interests in the assets of Trust III.

To Each of the Persons Listed
  on Schedule A Attached Hereto
August 8, 2006

3.      The Trust I Preferred  Security  Holders,  as beneficial owners of Trust I, will be entitled to the same  limitation of personal  liability  extended to  stockholders of private  corporations  for profit  organized  under the General  Corporation  Law of the
State  of  Delaware.  We  note  that  the  Trust I  Preferred  Security  Holders  may be obligated  to make  payments as set forth in the Relevant  Trust I Agreement.  The Trust
II Preferred  Security  Holders,  as beneficial  owners of Trust II, will be entitled to
the  same  limitation  of  personal   liability  extended  to  stockholders  of  private
corporations  for profit  organized  under the General  Corporation  Law of the State of
Delaware.  We note that the Trust II  Preferred  Security  Holders may be  obligated  to make  payments  as set  forth  in  the  Relevant  Trust  II  Agreement.  The  Trust  III
Preferred  Security Holders,  as beneficial owners of Trust III, will be entitled to the same limitation of personal liability  extended to stockholders of private  corporations for profit  organized  under the General  Corporation  Law of the State of Delaware.  We
note that the Trust III  Preferred  Security  Holders may be obligated to make  payments as set forth in the Relevant Trust III Agreement.

               We  consent  to the  filing  of this  opinion  with  the  Securities  and
Exchange  Commission  as an exhibit  to the  Registration  Statement.  In  addition,  we hereby  consent to the use of our name under the  heading  "Validity  of the  Securities and  Preferred  Securities  Guarantees"  in the  Prospectus.  In  giving  the  foregoing consents,  we do not  thereby  admit  that we come  within  the  category  of persons or entities  whose consent is required  under Section 7 of the  Securities  Act of 1933, as amended,  or the  rules  and  regulations  of the  Securities  and  Exchange  Commission thereunder.  Except as stated  above,  without our prior written  consent,  this opinion may not be  furnished  or quoted to, or relied  upon by, any other  person or entity for any purpose.

                                            Very truly yours,

                                            /s/  Richards, Layton & Finger, P.A.
                                            -----------------------------------
                                                 Richards, Layton & Finder, P.A.

BJK/RSM

                                       SCHEDULE A

SCE Trust I
2244 Walnut Grove Avenue
Rosemead, California 91770

SCE Trust II
2244 Walnut Grove Avenue
Rosemead, California 91770

SCE Trust III
2244 Walnut Grove Avenue
Rosemead, California 91770